SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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SOUTHERN TRUST SECURITIES HOLDING CORP.

(Name of Registrant as Specified in Its Charter)

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Southern Trust Securities Holding Corp.

145 Almeria Ave.

Coral Gables, Florida 33134

INFORMATION STATEMENT PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER.

Dear Shareholders:

This notice and information statement (the “Information Statement”) is available on about April 17, 2009 to the shareholders of record as of April 9, 2009, of Southern Trust Securities Holding Corp., a Florida corporation (the “Corporation”) pursuant to: Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the shareholders of action already approved and taken without a meeting by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock and shall serve as our Annual Meeting. Pursuant to Rule 14a-16 under the Securities Exchange Act of 1934, as amended, the proposal will not be effective earlier than at least 40 days after the date notice regarding the Internet availability of this Information Statement is available to shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The action to be effective no earlier than 40 days after the mailing of notice regarding the Internet availability of this Information Statement is the election of incumbent directors: Robert Escobio, Kevin Fitzgerald, Susan Escobio and Ramon Amilibia for a successive annual term commencing June 2, 2009.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this notice carefully. It contains information applicable to the action described above. Additional information about the Corporation is contained in its periodic reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 or obtained from the Commission’s EDGAR archives at http://www.sec.gov.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN.

For the Board of Directors of
Southern Trust Securities Holding Corp.

/s/ Robert Escobio
Chairman and Chief Executive Officer
April 17, 2009

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT

Southern Trust Securities Holding Corp.

145 Almeria Ave.

Coral Gables, Florida 33134

This information statement relates to the written consent procedure in lieu of an annual meeting being undertaken by the controlling shareholders of Southern Trust Securities Holding Corp., a Florida corporation (referred to herein as “We,” “Us,” “Our,” the “Corporation” and “STSHC”), in order to elect the directors of the Corporation for a term of one year and until the election of his or her successor or until their earlier resignation, removal or demise.

Section 607.0704 of the Florida Business Corporation Act and Article I, Section 9 of Amended and Restated Bylaws of the Corporation authorize the taking of any action required by to be taken at any annual meeting of shareholders without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On March 10, 2009, the Board of Directors set a record date of April 9, 2009 (the “Record Date”), for holders of record of common stock of the Corporation (the “Common Stock”) eligible to vote in the election of directors of the Corporation through the above-described consent procedure.  On the Record Date, the Corporation’s Chairman and Chief Executive Officer, Robert Escobio, in his own capacity, as the trustee of the Frieri-Gallo Irrevocable Trust and jointly with his spouse, Susan Escobio, held voting control over 8,275,957 shares of Common Stock, or 45.14% of its issued and outstanding Common Stock.  Mr. Escobio’s voting shares exclude 4,500,000 shares of restricted Common Stock granted to Mr. Escobio, which have not vested.  Susan Escobio, who is also a director and the Chief Compliance Officer of the Corporation, held voting control over 1,644,500 shares of the Common Stock in her own name, or 8.97% of the Corporation’s issued and outstanding Common Stock. Robert and Susan Escobio each executed a written consent to vote for the nominees for director proposed by the Directors of the Corporation. Together they control more than a majority of the Corporation’s issued and outstanding Common Stock, thus, their vote is sufficient to authorize the election of the proposed nominees for directors of the Corporation.

The Corporation’s issued and outstanding Series C 8% Convertible Preferred Stock has no voting rights.

Election of Directors. The Corporation’s Board of Directors currently consists of four members. The Corporation’s Amended and Restated Bylaws provide that directors are to be elected at each annual meeting of shareholders to serve until his or her successor is duly elected or his or her earlier resignation removal or demise.

The Board of Directors has nominated the incumbent directors to serve for an additional term until their successors are elected and qualified.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Consent of the majority shareholders, Robert and Susan Escobio is sufficient to re-elect the incumbents. Their consent will be effective the later of June 2, 2009 or 40 days following the mailing of the Notice of Internet Availability of this Information Statement and our Annual Report on Form 10-K.

All references to “STS” in this information statement refer to our wholly-owned broker-dealer subsidiary, Southern Trust Securities, Inc. and all references to STSAM refer to our wholly-owned investment adviser subsidiary, Southern Trust Securities Asset Management, Inc. (“STSAM”).

Information regarding the nominees is provided below. The age indicated in each biography is as of March 10, 2009.

NOMINEES FOR ELECTION OF DIRECTORS

Name	Age	Positions and Offices	Term
Robert Escobio	54	Chairman of the Board, Director and Chief Executive Officer of STSHC, STS and STSAM	Since 2005(1)
Kevin Fitzgerald	52	Director and President of STSHC, STS and STSAM	Since 2007
Susan Escobio	52	Director of STSHC, STS and STSAM	Since 2005(1)
Ramon Amilibia	46	Director of STSHC	Since 2007

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(1)

The Corporation, then named “Atlantis Ideas Corp.” acquired the former Southern Trust Securities Holding Corp. (the “Target”), from which we derive our primary operations, in March 2006.  Robert and Susan Escobio were the founders of the Target and incorporated it in January 2000 and served as the primary shareholders, directors and officers of the Target prior to its merger with and into us, at which time we changed our name to “Southern Trust Securities Holding Corp.”

Robert Escobio. Mr. Escobio is our Chairman of the Board and Chief Executive Officer.  He is also the Chief Executive Officer and a director of STS. Mr. Escobio has more than 30 years of experience with broker-dealer organizations, including Dean Witter, Paine Webber, Smith Barney and Prudential Securities.  Mr. Escobio is STS’s head trader and is responsible for all of our operations as well as maintaining our relationships with key individual and institutional clients. Mr. Escobio, and his spouse, Susan Escobio, formed our predecessor in January 2000 and served as its principal officers and directors until it merged with and into us. He also formed STS in 1999, and he and Mrs. Escobio have been its principal officers and directors since inception. In 2004, our predecessor corporation became the holding company of STS through a share exchange.  In May 2005, Mr. Escobio and his spouse purchased a controlling interest in us, at which time we were a shell corporation, and became our principal officers and directors. In March 2006, the Escobios, as the controlling shareholders, directors and officers of both our predecessor and us, merged our predecessor with and into us changing our name to “Southern Trust Securities Holding Corp”.  Mr. Escobio also serves as President and a director of AR Growth Finance Corp. (“ARGW.PK”), in which we are part of an investor group. Mr. Escobio has an M.B.A from the University of Miami and a B.S. from the University of Florida in finance.

Kevin Fitzgerald. Mr. Fitzgerald is our President and a director and also the President and a director of STS. Mr. Fitzgerald has more than 18 years of corporate banking experience, including working with Deloitte Touche and Houlihan Lokey Howard and Zukin as an investment banker. In addition, Mr. Fitzgerald has been Chief Executive Officer of three different public companies over the past 10 years, each of which has raised significant capital under Mr. Fitzgerald’s leadership, including Ener1, Inc. from 2003 to 2006; Globaltron Corporation from 2000 to 2001 and Neff Corporation from 1995 to 2000. Mr. Fitzgerald was also the Chief Executive Officer and a Chairman of the Board of Edison Advisors, LLC, an investment bank, in 2001 and 2002.  Mr. Fitzgerald is responsible for all of our operations and is specifically in charge of STS’s investment banking group. He is also the Chief Executive Officer and a director of AR Growth Finance Corp. (“ARGW.PK”), in which we are part of a controlling investor group.  Mr. Fitzgerald has a M.B.A. from Fordham University and a B.S. in electrical engineering from Carnegie-Mellon University.

Susan Escobio. Mrs. Escobio is our Treasurer and Compliance Officer and a director. She is also the Treasurer and a director of STSHC.  She has been one of our officers and directors and an officer and director of STSHC and STS for the same time periods disclosed above in the paragraph regarding Mr. Escobio. Mrs. Escobio has more than 28 years of experience with broker-dealer operations.  Past experience includes working with Dean Witter, Credit Lyonnais, Smith Barney and Cardinal Capital Management. Susan Escobio is the spouse of Robert Escobio.  Mrs. Escobio holds a B.A. in Marketing from Florida International University.

Ramon Amilibia. Mr. Amilibia is one of our directors and an employee of STS as of January 1, 2009. Mr. Amilibia has been, since 2002, a member of the Board of Directors of International Private Wealth Management, S.A., a financial group based in Geneva, Switzerland.  We and this company are equal co-owners in IPWA, S.A., an entity established to provide wealth management and private banking in Spain.  Mr. Amilibia is also managing director of IPWM, LLC since 2003.  Mr. Amilibia is a member of the Fernandez- Iriondo family, which has controlling interests and investments in numerous companies, including Zardoya Otis Elevator Company.  He has more than 14 years of experience in various capacities in International Private Banking, having served as member of the board of BBVA- Banco Continental in Peru, and in other capacities for Banco Bilbao Vizcaya Argentaria (BBVA) in Miami and Mexico.  Mr. Amilibia received an M.B.A. from the American Graduate School of International Management, Thunderbird, and a degree in law and business administration from the Universidad de Deusto in Spain.

DIRECTOR INDEPENDENCE

Our Board of Directors is comprised of four directors. We are not required to have a majority of our directors be independent because our shares are not listed or quoted on any exchange or medium that has director independence requirements. However, in applying the standards applicable to companies whose shares of common stock are listed with The Nasdaq Stock Market, we would meet the definition of a “Controlled Company” as more than 50% of our voting power is held by Robert Escobio, our Chief Executive Officer, and his spouse Susan Escobio, who is also one of our directors.  In point of fact, all of our directors are currently our officers or employees and thus none of them are independent.

BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings.  The Board of Directors of the Corporation held 6 regularly scheduled meetings and executed one unanimous written consent of the directors in lieu of a special meeting during the fiscal year ended December 31, 2008.  As our Board is still small and nimble, many actions are discussed informally and then acted upon through the execution of a written consent of directors in lieu of a meeting.  None of ours directors attended fewer than 75% of the aggregate meetings of the Corporation held in fiscal year 2008.

As Robert and Susan Escobio have consistently been majority shareholders of the Corporation and its predecessor-in-interest, they have relied on written consent procedures for the election of directors in lieu of convening a meeting of shareholders.

Committees. The Board of Directors of the Corporation has not established committees of our Board of Directors and the full Board fulfills the roles of an audit committee, a compensation committee and a nominating committee. The Board considers it appropriate not to have standing nominating, compensation or audit committees, as the Board size is still small, with only four directors, three of whom are executive officers of the Corporation and its wholly-owned subsidiaries and due to the fact that the Escobios are also the controlling shareholders of the Corporation. Due to these factors, it is not practical or reasonable to have committees of the Board, or committees of the Board comprised of independent directors at this time.

Audit Committee.  For the fiscal year ended December 31, 2008 and as of the date of this Information Statement, the full Board of Directors of the Corporation acts as it audit committee.  The charter of the audit committee is available on our website at www.stshc.com, under “corporate governance”.

AUDIT COMMITTEE REPORT

The Corporation’s management is responsible for the Corporation’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Corporation’s consolidated financial statements and issuing an opinion on those consolidated financial statements under the Standards of the Public Company Accounting Oversight Board (“PCAOB”). The full Board of Directors, as the Audit Committee, oversees the Corporation’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Corporation with management and has discussed with Rothstein, Kass & Company, P.C., the Corporation’s independent registered public accountants, the matters required to be discussed under Statements on Auditing Standards No. 61 (“SAS 61”). In addition, the Audit Committee has received from Rothstein, Kass & Company, P.C. the written disclosures and the letter required to be delivered by Rothstein, Kass & Company, P.C. under Independence Standards Board Standard No. 1 (“ISB Standard No. 1”) and has met with representatives of Rothstein, Kass & Company, P.C. to discuss the independence of the auditing firm.

In its oversight role, the Audit Committee relies on the work and assurances of the Corporation’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Corporation’s financial statements to U.S. generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Corporation’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Corporation’s consolidated financial statements has been carried out in accordance with the standards of PCAOB or that the Corporation’s independent auditors are in fact “independent.”  Based on the Audit Committee’s review of the consolidated financial statements, its discussion with Rothstein, Kass & Company, P.C. regarding SAS 61 and the written materials provided by Rothstein, Kass & Company, P.C. under ISB Standard No. 1 and the related discussion with Rothstein, Kass & Company, P.C. of their independence, the Audit Committee has recommended that the audited financial statements of the Corporation be included in its Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Board of Directors of Southern Trust Securities Holding Corp., as Audit Committee

Robert Escobio

Kevin Fitzgerald

Susan Escobio

Ramon Amilibia

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the first quarter of 2007, we entered into an agreement to work in concert with Inversora Castellanos, S.A., an Argentine company, and Administración de Carteras S.A., an Argentine company.  As a group, we purchased a controlling interest in AR Growth Finance Corp. (“AR Growth.”)  Subsequently, on February 25, 2008, AR Growth acquired ProBenefit, S.A., an Argentine company, and issued shares in AR Growth to another Argentine corporation, formed to aggregate securities of ProBenefit that AR Growth acquired, which company thereafter held a majority of AR Growth’s issued and outstanding shares of common stock. Robert Escobio, our Chairman, Chief Executive Officer and director is the President and a director of AR Growth.  Kevin Fitzgerald, our President and a director is the Chief Executive Officer and a director of AR Growth.  Southern Trust Securities, Inc. acted as financial advisor to AR Growth and is currently engaged as a placement agent for AR Growth. STSHC purchased 250,000 shares of AR Growth’s Series A convertible preferred stock, the proceeds of which were used to fund the acquisition of ProBenefit.

OTHER EXECUTIVE OFFICER

Fernando Fussa. Mr. Fussa joined us in February 2007, as our Chief Financial Officer and the Chief Financial Officer of STS.  He is a licensed CPA.  Prior to working with us, Mr. Fussa was the Chief Financial Officer of the Offshore Banking and Investment Business of Citigroup-International Personal Banking, where he commenced working in November 2003. Before that, Mr. Fussa was the First Vice President, Comptroller and Assistant Secretary for UBS Financial Services Incorporated of Puerto Rico, where he served for ten years.  Mr. Fussa commenced his professional career with Arthur Andersen in 1985.  Mr. Fussa received his B.B.A in accounting from the University of Puerto Rico.

CODE OF ETHICS

The Corporation has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions.  The Code is posted on the Corporation’s website at www.stshc.com under “Profile—Corporate Governance.”

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information as of April 9, 2009, about shareholders whom are the beneficial owners of more than five percent (5%) of our outstanding common stock, as well as information regarding stock ownership by our directors and executive officers and our directors and executive officers as a group.  Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock. As of April 9, 2009, 18,333,378 shares of our common stock were outstanding although 4,500,000 of these shares have not vested and may not be voted.  Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns, or has the right to acquire within 60 days from warrants or upon conversion privileges. The address of each person or entity named in the following table is c/o Southern Trust Securities, 145 Almeria Ave., Coral Gables, Florida 33134.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class *
Robert Escobio	8,275,957 (1)	44.31%
Kevin Fitzgerald	924,389	4.94
Susan Escobio	1,844,500 (2)	9.88
Ramon Amilibia	518,333(3)	2.80
Fernando Fussa	133,333 (4)	0.72
Officers and Directors as a group	11,686,512 (5)	62.58%

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*

Assumes no conversion of our Series C preferred stock or exercise of warrants, but does include the exercise of options for 200,000 shares by Susan Escobio, the exercise of 8,333 options by Ramon Amilibia and the exercise of 133,333 options by Fernando Fussa.

(1)

Mr. Escobio has sole voting and investment power over 9,952,948 shares of our common stock registered in his own name, 4,500,000 of which shares were granted on January 4, 2007, and are subject to a vesting schedule. Mr. Escobio does not have voting or dispositive power with respect to those unvested shares until they have vested. He shares voting and investment power with his spouse, Susan Escobio, with respect to 198,448 shares of our common stock. Mr. Escobio, as Trustee, also has sole voting and investment power over the 2,624,561 shares of our common stock held by the Robert J. Escobio and Salvador Frieri-Gallo Irrevocable Trust. The Trust terminates on December 31, 2015.

(2)

Mrs. Escobio has sole voting and investment power over 1,644,500 shares of our common stock and shares voting and investment power with her spouse, Robert Escobio, with respect to 198,448 of our shares of common stock, which shares are included solely in Mr. Escobio’s shares for purposes of this table, and options immediately exercisable for 200,000 shares of stock.

(3)

Mr. Amilibia has options exercisable within the next 60 days for 8,333 shares of stock.

(4)

Mr. Fussa has immediately exercisable options for 133,333 shares of common stock.

(5)

This total is subject to the disclosure in the footnotes (1)-(4) to the table above with respect to each of our executive officers and directors.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation paid during the fiscal years ended December 31, 2008 and 2007 to the individual serving during that time as our Chief Executive Officer and to two additional executive officers.

Name and principal position	Year	Salary	Bonus	Stock Award (1)	Option Awards (2)	All other comp. (3)	Total
Robert Escobio	2008	$175,000	––	––	––	$302,606	$ 477,605
CEO	2007	$174,999	––	$562,500	––	$524,307	$1,261,806

Kevin Fitzgerald,	2008	$150,000	––	––	––	$ 87,535	$ 237,534
President	2007	$150,000	--	$307,463	––	$218,622	$ 676,087

Fernando Fussa,	2008	$135,000	$65,000		$32,369	––	$ 232,369
CFO	2007	$120,201	––		$31,850	––	$ 152,051

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(1)

For awards of stock, we computed the aggregate grant date fair value in accordance with FAS 123R, see the “Stock Based Compensation” paragraph in footnote 2 to the consolidated audited financial statements included in our Form 10-K for the year ended December 31, 2008.

(2)

For awards of options, we computed the aggregate grant date fair value in accordance with FAS 123R, see the “Stock Based Compensation” paragraph in footnote 2 to the consolidated audited financial statements included in our Form 10-K for the year ended December 31, 2008.

(3)

This includes compensation earned through commissions, including client shares awarded by Southern Trust Securities, Inc. to its registered representatives following certain investment banking transactions.

Outstanding Option Awards at 12/31/08

Name of Executive Officer	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Equity incentive plan awards: Number of securities underlying unexercised unearned options
Fernando Fussa, CFO	133,333	67,000	$1.00	12/31/16	––

Outstanding Stock Awards at 12/31/08

Name of Executive Officer	Number of shares that have not vested	Market value of shares of stock that have not vested (1)	Equity incentive plan awards: Number of unearned shares or rights that have not vested	Equity incentive plan: Market or payout value of unearned shares or rights that have not vested.
Robert Escobio, CEO	4,500,00	$2,025,000	N/A	N/A

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(1)

The closing market price of the Corporation’s common stock at 12/31/08 was $0.45.

Employment Agreements

Robert Escobio has an employment agreement with us effective as of January 4, 2007, as amended on July 4, 2007, pursuant to which he agrees to serve as our Chief Executive Officer and a member of our Board of Directors.  The agreement is for an initial 2-year term and automatically renews for a further year unless either party provides notice of non-renewal 30 days prior to the anniversary date of the agreement or the agreement is earlier terminated in accordance with its terms.  The agreement provides that Mr. Escobio’s base annual salary is $175,000, or such greater amount as we may determine from time to time (the “Base Salary”).  As a bonus, in his initial agreement, Mr. Escobio was also granted 4,500,000 shares of our common stock concurrently with the execution of the agreement, which shares were to vest monthly in equal percentages over a period of 3 years commencing in January 2007.  In the Amendment dated July 4, 2007, the vesting schedule was extended to 5 years with an initial 2 year forfeiture period. In order to also provide Mr. Escobio with performance-based compensation, we have agreed to pay him, in addition to the Base Salary, an amount equal to 5% of our consolidated earnings before income taxes depreciation and amortization at the end of each fiscal quarter and performance bonuses as determined from time to time by the Board of Directors based on revenues generated in investment banking transactions. Mr. Escobio is also eligible to earn 50% of all commissions generated from clients he originates, who open accounts with STS or STSAM and which accounts are managed solely by Mr. Escobio.  Finally, Mr. Escobio is entitled to: (i) no less than 6 weeks of paid vacation annually; (ii) participate in and receive all benefits under our medical, life, and 401(k) plans; (iii) be reimbursed for all reasonable, ordinary and necessary business expenses; and (iv) be provided with directors’ and officers’ liability insurance.

Mr. Escobio’s employment agreement contains a change of control provision, which provides that if control of our operations passes to a third party and Mr. Escobio is either terminated other than for cause within the following 180 days, or he elects to provide written notice within 180 days because neither we nor the new third party offers Mr. Escobio a comparable position, then Mr. Escobio shall be entitled to receive: (i) severance in the amount of $5,000,000 and the value of his shares of our stock based on their then fair market value, but for no less than $.50 per share; (ii) continuance of his medical, life, and 401(k) plan for a period of 6 months and (iii) accelerating vesting of any unvested shares or options for our shares.  Mr. Escobio is also entitled to a payment of $2,000,000 dollars if he is terminated for any reason, or due to his death or disability in addition to being paid the value of his shares of our stock based on their then fair market value, but for no less than $.50 per share.

We also have agreed to indemnify Mr. Escobio from and against all loss, costs and damages arising out of, or connected to, his employment as our employee, director and officer or for serving in such capacity for our subsidiaries, to the fullest extent permissible by law.

Kevin Fitzgerald has an employment agreement with us effective as of January 4, 2007, pursuant to which he agrees to serve as our President and a member of our Board of Directors.  The agreement is for an initial 3 year term and automatically renews for a further year unless either party provides notice of non-renewal 30 days prior to the anniversary date of the agreement or the agreement is earlier terminated in accordance with its terms.  The agreement provides that Mr. Fitzgerald’s base annual salary is $150,000, or such greater amount as we may determine from time to time (the “Base Salary”).  As a bonus, Mr. Fitzgerald is also granted 922,389 shares of our common stock, which shall vest monthly in equal percentages over a period of 18 months commencing in January 2007.  In order to also provide Mr. Fitzgerald with performance-based compensation, we have agreed to pay him, in addition to the Base Salary, an amount equal to 5% of our consolidated earnings before income taxes depreciation and amortization at the end of each fiscal quarter and performance bonuses as determined from time to time by our Chief Executive Officer. Mr. Fitzgerald is also eligible to earn 50% of all commissions generated from clients he originates, who open accounts with STS or STSAM and which accounts are managed solely by Mr. Fitzgerald.  Finally, Mr. Fitzgerald is entitled to: (i) no less than 2 weeks of paid vacation in the first year of employment under the agreement and not less than 3 weeks of paid vacation in subsequent years; (ii) participate in and receive all benefits under our medical, life, and 401(k) plans; (iii) be reimbursed for all reasonable, ordinary and necessary business expenses; and (iv) be provided with directors’ and officers’ liability insurance.  Mr. Fitzgerald’s employment agreement also contains a non-solicitation clause effective for 18 months following his termination of employment for any reason.

Mr. Fitzgerald’s employment agreement contains a change of control provision, which provides that if control of our operations passes to a third party and Mr. Fitzgerald is either terminated other than for cause within the following 180 days or he elects to provide written notice within 180 days because neither we nor the new third party offers Mr. Fitzgerald a comparable position, then Mr. Fitzgerald shall be entitled to receive: (i) severance in the amount of $1,000,000; (ii) continuance of his medical, life, and 401(k) plan for a period of 6 months and (iii) accelerating vesting of any unvested shares or options for our shares.

We also have agreed to indemnify Mr. Fitzgerald from and against all loss, costs and damages arising out of, or connected to, his employment as our employee, director and officer or for serving in such capacity for our subsidiaries, to the fullest extent permissible by law.

Susan Escobio has an employment agreement with us effective as of January 4, 2007, pursuant to which she agrees to serve as our Secretary, Treasurer and Compliance Director and a member of our Board of Directors.  The agreement is for an initial 2 year term and automatically renews for a further year unless either party provides notice of non-renewal 30 days prior to the anniversary date of the agreement or the agreement is earlier terminated in accordance with its terms.  The agreement provides that Mrs. Escobio’s base annual salary is $72,000, or such greater amount as we may determine from time to time (the “Base Salary”).  As a bonus, Mrs. Escobio is also granted an option to acquire 200,000 shares of our common stock concurrently with the execution of the agreement. Mrs. Escobio is also eligible to earn 50% of all commissions generated from clients she originates, who open accounts with STS or STSAM and which accounts are managed solely by Mrs. Escobio.  Finally, Mrs. Escobio is entitled to: (i) no less than 6 weeks of paid vacation each year; (ii) participate in and receive all benefits under our medical, life, and 401(k) plans; (iii) be reimbursed for all reasonable, ordinary and necessary business expenses; and (iv) be provided with directors’ and officers’ liability insurance.

Mrs. Escobio’s employment agreement contains a change of control provision, which provides that if control of our operations passes to a third party and Mrs. Escobio is either terminated other than for cause within the following 180 days or she elects to provide written notice within 180 days because neither we nor the new third party offers Mrs. Escobio a comparable position, then Mrs. Escobio shall be entitled to receive: (i) severance in the amount of $500,000 and the value of her shares of our stock based on their then fair market value, but for no less than $.50 per share; (ii) continuance of her medical, life, and 401(k) plan for a period of 6 months and (iii) accelerating vesting of any unvested shares or options for our shares. Mrs. Escobio is also entitled to a payment of $250,000 if she is terminated for any other reason, including due to her death or disability in addition to being paid the value of her shares of our stock based on their then fair market value, but for no less than $.50 per share.

We also have agreed to indemnify Mrs. Escobio from and against all loss, costs and damages arising out of, or connected to, her employment as our employee, director and officer or for serving in such capacity for our subsidiaries, to the fullest extent permissible by law.

Director Compensation

Our directors have not yet received compensation for their services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Corporation is not aware of any person who at any time during the fiscal year ended December 31, 2008, was a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Corporation that failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year.

DIRECTOR NOMINATIONS

Our Bylaws address shareholder nominations of director nominees. Nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record of the Corporation entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Corporation.  To be timely, a shareholder’s notice must be delivered to or received by the Corporation not later than the following dates: (i) with respect to an election of directors to be held at an annual meeting of shareholders, 90 days in advance of the anniversary of the previous year’s annual meeting if the current year’s meeting is to be held within 30 days prior to, on the anniversary date of, or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an election to be held at an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of shareholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders.  Notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported a national news service, or in a document publicly filed by the corporation with the United States Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) such person’s written consent to serve as a director, if elected, and (iv) all such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the corporation is then subject to such rules); and (b) as to the shareholder giving the notice (i) the name, business address and residence address of such shareholder, (ii) the class and number of shares of the corporation which are owned of record by such shareholder and the dates upon which he or she acquired such shares, (iii) a description of all arrangements or understandings between the shareholder and nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (iv) the identification of any person employed, retained or to be compensated by the shareholder submitting the nomination or by the person nominated, or any person acting on his or her behalf to make solicitations or recommendations to shareholders for the purpose of assisting in the election of such director, and a brief description of the terms of such employment, retainer or arrangement for compensation; (v) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (vi) a representation whether the shareholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from shareholders in support of such nomination. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee together with the required written consent. The Corporation may also require any proposed nominee to furnish such other information as it may reasonably require determining the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be elected as a director of the corporation unless nominated in accordance with these procedures.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof, and, if he should so determine, shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing and reviewing the work of the independent registered public accounting firm and setting the independent registered public accounting firm’s compensation. The Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Corporation that are prohibited by law or regulation. During the year ended December 31, 2008, all services were approved in advance by the Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rothstein, Kass & Company, P.C. served as the Corporation’s independent registered public accounting firm for the 2008 fiscal year. The Board of Directors has renewed the Corporation’s arrangement with Rothstein, Kass & Company, P.C. to be its independent registered public accounting firm for the fiscal year ending December 31, 2009.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The aggregate fees we paid to Rothstein, Kass & Company, P.C. for the years ended December 31, 2008 and 2007 were as follows:

	2008	2007
Audit Fees	$167,210(a)	$150,750(b)
Audit-Related Fees	––	––

Total Audit and Audit Related Fees	167,210	150,750
Tax Fees	––	––
All Other Fees	––	––

(a) – The fees incurred in 2008 include Rothstein, Kass & Company, P.C. review of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q and the stand alone audit of Southern Trust Securities, Inc.

(b) – The fees incurred in 2007 include Rothstein, Kass & Company, P.C. review of the financial statements included in the Corporation’s Quarterly Reports on Form 10-QSB and Form SB-2 and the stand alone audit of Southern Trust Securities, Inc.

SHAREHOLDER COMMUNICATIONS

The Corporation has a website at www.stshc.com. Included on the website is a contact address, info@stshc.com. If a shareholder desires to communicate with the Board they can send an email addressed to the Board as a whole, any individual director or any officer of the Corporation to such individual using this email address.  A letter can also be sent to the Corporation addressed to any of these parties at the Corporation’s executive officers at 145 Almeria Ave., Coral Gables, Florida 33134.  The directors and officers of the Corporation make every reasonable effort to be responsive to the questions and concerns of their shareholders and clients, subject to any advice regarding such responses from the Corporation’s outside securities counsel.

DISSENTER’S RIGHTS OF APPRAISAL

The Florida Business Corporation Act does not provide for dissenter’s rights of appraisal in connection with the election of directors.

MISCELLANEOUS

The cost of mailing the Notice of Internet Availability of Information Statement and Annual Report on Form 10-K will be borne by the Corporation.

A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 and this Information Statement, as filed with the Securities and Exchange Commission, will be furnished promptly without charge to shareholders as of the Record Date upon written request to Fernando Fussa, Chief Financial Officer, Southern Trust Securities Holding Corp., 145 Almeria Ave., Coral Gables, Florida 33134.  Phone (305) 446-4800.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ ROBERT ESCOBIO
Robert Escobio
Chairman and
Chief Executive Officer

Dated: April 17, 2009

Southern Trust Securities Holding Corp.

145 Almeria Ave.

Coral Gables, Florida 33134

(305) 446-4800

April 17, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF AN INFORMATION STATEMENT AND ANNUAL REPORT PERTAINING TO OUR WRITTEN CONSENT IN LIEU OF AN ANNUAL MEETING

Dear Shareholder:

Under the Securities and Exchange Commission (“SEC”) rules, you are receiving this notice that the Information Statement and Annual Report relating to the Written Consent In Lieu of an Annual Meeting for the annual election of directors of Southern Trust Securities Holding Corp. (the “Corporation”) for 2009 (the “Written Consent Materials”) are available on the Internet.  This communication presents only an overview of the more complete materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the Written Consent Materials.

The Information Statement and Annual Report to shareholders constituting the Written Consent Materials are available at www.stshc.com.

If you want to receive a paper or e-mail copy of these documents, you must request one by contacting Fernando Fussa, our Chief Financial Officer at our address or phone number set forth above.  There is no charge for you requesting a copy.

The Written Consent in Lieu of an Annual Meeting executed by our majority shareholders, Robert and Susan Escobio, elects incumbent directors: Robert Escobio, Susan Escobio, Kevin Fitzgerald and Ramon Amilibia for a successive term as a director and will be effective on June 2, 2009.  Pursuant to SEC rules, the Corporation is required to provide its shareholders with an information statement and an annual report relating to the election of directors through a written consent in lieu of an annual meeting.  As explained above, we are relying on the new notice of Internet availability rules to provide this required information to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESETD NOT TO SEND US A PROXY.  THIS IS NOT A NOTICE A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER’S MEETING WILL BE HELD FOR THE ELECTION OF DIRECTORS FOR A TERM COMMENCING ON JUNE 2, 2009.

Please contact us with any questions regarding this cost-saving process.

For the Board of Directors of
Southern Trust Securities Holding Corp.

/s/ Robert Escobio
Chairman and Chief Executive Officer